Exhibit 99.2

Unaudited Pro Forma Combined Condensed Consolidated Financial Statements

The following unaudited pro forma combined condensed statement of condition at June 30, 2010 and unaudited pro forma combined consolidated statements of income for the six months ended June 30, 2010 and year ended December 31, 2009 give effect to the merger of Pamrapo Bancorp, Inc. (“Pamrapo”) and BCB Community Bank, Inc. (“BCB”) effective July 6, 2010. The unaudited pro forma combined condensed financial information is set forth as if the transaction had become effective on June 30, 2010, with respect to financial condition data, and at the beginning of the periods presented with respect to operations data.

The unaudited pro forma combined condensed consolidated financial statements give effect to the Pamrapo merger using the purchase method of accounting under U.S. generally accepted accounting principles. All assets acquired and liabilities assumed were reflected at their estimated fair values. The fair value adjustment for loans included a credit adjustment for estimated lifetime losses, and no allowance for credit losses was carried over.

BCB anticipates that the Merger with Pamrapo will provide the combined company with financial benefits that include reduced operating expenses. The pro forma information, while helpful in illustrating the financial characteristics of the combined company under one set of assumptions, does not reflect the benefits of expected cost savings or opportunities to earn additional revenue and, accordingly, does not attempt to predict or suggest future results. It also does not necessarily reflect what the historical results of the combined company would have been had our companies been combined during these periods.

The unaudited pro forma stockholders’ equity and net income are qualified by the statements set forth under this caption and should not be considered indicative of the market value of BCB’s common stock or actual or future results of operations of BCB for any period. Actual results may be materially different from the pro forma information presented.

BCB Bancorp, Inc.

Unaudited Pro Forma Combined Condensed Consolidated Statement of Condition

As of June 30, 2010

(In Thousands)

	BCB Bancorp(1)	Pamrapo Bancorp(1)	Pro Forma Adjustments(2)		Combined Pro Forma
Assets
Cash and cash equivalents	$119,782	$19,872	$(2,220	)(13)	$137,434
Securities available for sale	1,248	689	—		1,937
Securities held to maturity	115,558	81,906	4,357	(3)	201,821
Federal home loan bank stock	5,702	2,878	—		8,580
Loans held for sale	1,319	—	—		1,319
Loans, net	388,904	409,671	5,493	(4)	804,068
Premises and equipment	5,359	2,455	5,000	(5)	12,814
Other assets	13,763	9,799	(8,681	)(6)	14,881

Total assets	$651,635	$527,270	$3,949		$1,182,854

Liabilities and Stockholders’ Equity
Deposits and mortgage escrow accounts	$484,092	$433,712	$1,245	(7)	$919,049
Borrowings	110,000	41,000	2,815	(8)	153,815
Subordinated debt	4,124	—	—		4,124
Other liabilities	1,547	6,203	1,173	(9)	8,923

Total liabilities	599,763	480,915	5,233		1,085,911

Common Stock	332	69	247	(10)	648
Additional paid-in capital	46,957	19,340	18,989	(10)	85,286
Retained Earnings	13,359	52,103	(45,677	)(10)	19,785
Treasury stock	(8,731)	(23,540)	23,540	(10)	(8,731)
Accumulated other comprehensive (loss)	(45)	(1,617)	1,617	(10)	(45)

Total Stockholders’ Equity	51,872	46,355	(1,284)		96,943

Total liabilities and stockholders’ equity	$651,635	$527,270	$3,949		$1,182,854

Total tangible equity	$51,872	$46,355			$96,943
Total tangible assets	$651,635	$527,270			$1,182,854
Equity/assets	7.96%	8.79%			8.20%
Tangible equity/tangible assets	7.96%	8.79%			8.20%
Outstanding shares	4,662	4,936			9,598

(See notes to Unaudited Pro Forma Combined Condensed Consolidated Financial Statements)

BCB Bancorp, Inc.

Unaudited Pro Forma Combined Condensed Consolidated Statement of Income

Six months ended June 30, 2010

(In Thousands, except for per share amounts)

	BCB Bancorp	Pamrapo Bancorp	Pro Forma Adjustments		Combined Pro Forma
Loan interest income	$12,806	$12,261	$(2,203	)(11)	$22,864
Security interest income	2,872	2,349	(772	)(11)	4,449

Total Interest income	15,678	14,610	(2,975)		27,313

Deposits	3,791	3,008	(742	)(11)	6,057
Borrowings	2,454	1,254	(457	)(11)	3,251

Total Interest expense	6,245	4,262	(1,199)		9,308

Net interest income before provision for loan losses	9,433	10,348	(1,776)		18,005
Provision for loan losses	750	1,800	—		2,550

Net interest income after provision for loan losses	8,683	8,548	(1,776)		15,455

Noninterest income:
Gain on sale of loans originated for sale	128	—	—		128
Gain on Bargain Purchase	—	—	13,673	(12)	13,673
Service fees and other noninterest income	403	566	—		969

Total noninterest income	531	566	13,673		14,770

Noninterest expense:
Compensation and benefits expense	2,770	3,325	—		6,095
Occupancy and equipment expense	1,650	1,197	134	(11)	2,981
Professional fees	193	3,196	—		3,389
Litigation loss reserve	—	1,005	—		1,005
Merger related expenses	344	201	2,220	(13)	2,765
Other operating expenses	1,477	2,077	—		3,554

Total noninterest expense	6,434	11,001	2,354	(14)	19,789

Income (Loss) before income taxes	2,780	(1,887)	9,543		10,436
Federal and state income taxes (benefits)	1,140	49	4,301	(15)	5,490

Net Income (Loss)	$1,640	$(1,936)	$5,242		$4,946

Net income (loss) per share, basic	$0.35	$(0.39)	$—		$0.52
Net income (loss) per share, diluted	$0.35	$(0.39)	$—		$0.51
Average fully basic shares	4,662	4,936			9,598
Average fully diluted shares	4,678	4,936			9,614

(See notes to Unaudited Pro Forma Combined Condensed Consolidated Financial Statements)

Notes to Unaudited Pro Forma Combined Condensed Financial Statements as of

and for the Six Months Ended June 30, 2010

Footnote 1

Assumes the merger of BCB Bancorp, Inc. and Pamrapo Bancorp, Inc. was completed on January 1, 2010. Historical amounts for BCB Bancorp, Inc. and Pamrapo Bancorp, Inc. are as of June 30, 2010 and are derived from each Company’s respective unaudited consolidated financial statements as of June 30, 2010.

Footnote 2

Reflects the purchase accounting and merger adjustments related to the merger for a price of $7.83 per share in stock. Merger consideration assumes that all Pamrapo Bancorp’s shares are exchanged for 4,935,542 shares of BCB Bancorp stock (one for one exchange ratio) at a market value of $7.83 per share as of July 6, 2010.

No stock options are cashed out, rather they are exchanged.

Footnote 3

Represents the fair value adjustment on acquired held to maturity securities.

Footnote 4

Represents the elimination of Pamrapo’s allowance for credit losses, and the fair value adjustment on acquired loans, which included both an interest rate component and a credit adjustment for estimated lifetime losses. Accounting rules prohibit the carryover of Pamrapo’s allowance for credit losses.

Footnote 5

Represents the estimated fair value adjustment on the premises acquired.

Footnote 6

Represents the net deferred tax assets of $3.7 million associated with the fair value adjustments related to the acquired assets and liabilities and the tax effect of the gain on bargain purchase. Deferred tax assets on the taxable transaction costs amounted to $169,000.

Footnote 7

Represents the fair value adjustment on certificates of deposit assumed from Pamrapo Bancorp, Inc.

Footnote 8

Represents the fair value adjustment on FHLB borrowings assumed from Pamrapo Bancorp, Inc.

Footnote 9

Represents the fair value adjustment on benefit plans assumed from Pamrapo Bancorp, Inc.

Footnote 10

Represents the elimination of Pamrapo Bancorp, Inc. stockholders’ equity; the impact of transaction costs relating to the merger after taxes (approximately $2.1 million), primarily professional, legal, and conversion related expenditures; and the impact of the gain bargain purchase, net of tax.

Footnote 11

Represents the amortization/accretion of fair value adjustments related to loans, investment securities, deposits, and borrowings utilizing the level yield method or straight line method, where appropriate, over the estimated useful lives of the related asset or liability.

	6/30/2010	6/30/2011	6/30/2012	6/30/2013	6/30/2014	ThereAfter
Loans	$2,203	$1,673	$1,240	$587	$45	$0
Investment Securities	772	2,851	731	3	0	0
Premises	134	267	267	267	267	2,798
Deposits	(742)	(357)	(133)	(13)	0	0
Borrowings	(457)	(914)	(914)	(530)	0	0

TOTAL	$1,910	$3,520	$1,191	$314	$312	$2,798

Notes to Unaudited Pro Forma Combined Condensed Financial Statements as of

and for the Six Months Ended June 30, 2010

Footnote 12

A reconciliation of the consideration paid by BCB Bancorp and Pamrapo Bancorp’s net assets acquired is as follows (in thousands):

Cost to Acquire Pamrapo Bancorp:
Cash	—
Stock	$38,645
Consideration paid		$38,645

Pamrapo Bancorp’s Tangible Equity		46,355

Fair Value Adjustments:
Investments HTM	4,357
Loans—yield adjustment	5,748
Loans—credit adjustment	(8,425)
Allowance for loan losses	8,170
Premise and equipment	5,000
Time deposits	(1,245)
Borrowings	(2,815)
Liability for benefit plans	(1,173)

Fair value adjustment sub-total	9,617
Tax effect on fair value adjustments	(3,654)

Total adjustments to net assets		5,963

Adjusted net assets acquired		52,318
Core deposit intangible	—
Tax effect on core deposit intangible	—

Net core deposit intangible		—

Estimated goodwill recognized, gain on bargain purchase		(13,673)

Gain on bargain purchase		$13,673

Footnote 13

Transaction costs associated with the merger are estimated to be $2.1 million, net of taxes. A summary of these costs is as follows (in thousands):

Professional Fees	$1,519
Merger related compensation and benefits	526
Facilities and systems	175
Other merger related expenses	—

Estimated pre-tax merger costs	2,220	(20% deductible)
Less: tax benefit	169

Estimated after-tax transaction costs	$2,051

Footnote 14

Noninterest expenses do not reflect anticipated cost savings.

Footnote 15

Represents the adjustment to record the tax effect of the pro forma adjustments using BCB Bancorp’s marginal statutory tax rate of 38%.

BCB Bancorp, Inc.

Unaudited Pro Forma Combined Condensed Consolidated Statement of Income

Year Ended December 31, 2009

(In Thousands, except for per share amounts)

	BCB Bancorp Historical(1)	Pamrapo Bancorp Historical(1)	Pro Forma Adjustments(2)		Combined Pro Forma(1)
Loan interest income	$27,349	$25,915	$(3,226	)(3)	$50,038
Security interest income	7,029	5,812	(1,544	)(3)	11,297

Total Interest income	34,378	31,727	(4,770)		61,335

Deposits	10,018	8,303	(991	)(3)	17,330
Borrowings	4,976	3,187	(914	)(3)	7,249

Total Interest expense	14,994	11,490	(1,905)		24,579

Net interest income before provision for loan losses	19,384	20,237	(2,865)		36,756
Provision for loan losses	1,550	4,025	—		5,575

Net interest income after provision for loan losses	17,834	16,212	(2,865)		31,181

Noninterest income:
Gain on sale of loans originated for sale	225	—	—		225
Gain on sale of branch and deposits	—	492	—		492
Gain on sale of real estate owned	13	—	—		13
Gain on Bargain Purchase	—	—	14,574	(4)	14,574
Service fees and other noninterest income	693	1,554	—		2,247

Total noninterest income	931	2,046	14,574		17,551

Noninterest expense:
Compensation and benefits expense	5,403	8,013	—		13,416
Occupancy and equipment expense	3,246	2,547	267	(3)	6,060
Professional fees	465	4,885	—		5,350
Litigation loss reserve	—	5,000	—		5,000
Merger related expenses	648	918	2,564	(5)	4,130
Other operating expenses	2,634	4,197	—		6,831

Total noninterest expense	12,396	25,560	2,831	(6)	40,787

Income (Loss) before income taxes	6,369	(7,302)	8,878		7,945
Federal and state income taxes (benefits)	2,621	(697)	4,166	(7)	6,090

Net Income (Loss)	$3,748	$(6,605)	$4,712		$1,855

Net income (loss) per share, basic	$0.81	$(1.34)			$0.19
Net income (loss) per share, diluted	$0.80	$(1.34)			$0.19
Average fully basic shares	4,655	4,936			9,591
Average fully diluted shares	4,676	4,936			9,612

(See notes to Unaudited Pro Forma Combined Condensed Consolidated Statement of Income)

Notes to Unaudited Pro Forma Combined Condensed Consolidated Statement of Income

For the Year Ended December 31, 2009

Footnote 1

Assumes the merger of BCB Bancorp, Inc. and Pamrapo Bancorp, Inc. was completed on January 1, 2009. Historical amounts for BCB Bancorp, Inc. and Pamrapo Bancorp, Inc. are as of December 31, 2009 and are derived from each company’s respective audited consolidated financial statements as of December 31, 2009.

Footnote 2

Reflects the purchase accounting and merger adjustments related to the merger for a price of $7.83 per share in stock. Merger consideration assumes that all Pamrapo Bancorp’s shares are exchanged for 4,935,542 shares of BCB Bancorp stock (one for one exchange ratio) at a market value of $7.83 per share as of July 6, 2010.

No stock options are cashed out, rather they are exchanged.

Footnote 3

Represents the amortization/accretion of fair value adjustments related to loans, investment securities, deposits, and borrowings utilizing the level yield method or straight line method, where appropriate, over the estimated useful lives of the related asset or liability.

	Year 1	Year 2	Year 3	Year 4	Year 5	ThereAfter
Loans	$3,226	$1,099	$1,136	$287	$0	$0
Investment Securities	1,544	2,742	71	0	0	0
Premises	267	267	267	267	267	2,665
Deposits	(991)	(172)	(82)	0	0	0
Borrowings	(914)	(914)	(914)	(73)	0	0

TOTAL	$3,132	$3,022	$478	$481	$267	$2,665

Footnote 4

A reconciliation of the consideration paid by BCB Bancorp and Pamrapo Bancorp’s net assets acquired is as follows (in thousands):

Cost to Acquire Pamrapo Bancorp:
Cash	$0.00
Stock	$38,645
Consideration paid		$38,645

Pamrapo Bancorp’s Tangible Equity		48,235

Fair Value Adjustments:
Investments HTM	4,357
Loans—yield adjustment	5,748
Loans—credit adjustment	(8,425)
Allowance for loan losses	6,591
Premise and equipment	5,000
Time deposits	(1,245)
Borrowings	(2,815)
Liability for benefit plans	(1,173)

Fair value adjustment sub-total	8,038
Tax effect on fair value adjustments	(3,054)

Total adjustments to net assets		4,984
Adjusted net assets acquired		53,219
Core deposit intangible	—
Tax effect on core deposit intangible	—

Net core deposit intangible		—
Estimated goodwill recognized, pre-extraordinary gain		—

Estimated goodwill recognized, gain on bargain purchase		(14,574)

Gain on bargain purchase		$14,574

Footnote 5

Transaction costs associated with the merger are estimated to be $2.4 million, net of taxes. A summary of these costs is as follows (in thousands):

Professional Fees	$1,863
Merger related compensation and benefits	526
Facilities and systems	175
Other merger related expenses	—

Estimated pre-tax merger costs	2,564	(20% deductible)
Less: tax benefit	195

Estimated after-tax transaction costs	$2,369

Footnote 6

Noninterest expenses do not reflect anticipated cost savings.

Footnote 7

Represents the adjustment to record the tax effect of the pro forma adjustments using BCB Bancorp’s marginal statutory tax rate of 38%.